Exhibit 10.1

IROKO PHARMACEUTICALS INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of [            ], by and between Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”), and [            ] (“Indemnitee”).

A. The Company recognizes the continued difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including Indemnitee, may not be willing to continue to serve or be associated with the Company in such capacities without additional protection.

D. The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company and, accordingly, (b) wishes to provide for the indemnification and advancement of expenses to Indemnitee to the maximum extent permitted by applicable law.

E. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) “BVI Companies Act” means the BVI Business Companies Act, 2004 of the British Virgin Islands (as amended).

(b) “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below); (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(b)(i), 1(b)(iii) or 1(b)(iv) herein) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(c) “Claim” means with respect to an Indemnification Event, any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether brought in the right of the Company or otherwise, or any hearing, inquiry or investigation (formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom.

(d) References to the “Company” includes, in addition to Iroko Pharmaceuticals Inc., any constituent company (including any constituent of a constituent) absorbed in a consolidation, amalgamation, scheme of arrangement, merger or other business combination transaction to which the Company (or any of its wholly owned subsidiaries) is a party, which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, partners, managing members, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, trustee, partner, managing member, officer, employee, agent or fiduciary of such constituent company, or is or was serving at the request of such constituent company as a director, trustee, partner, managing member, officer, employee, agent or fiduciary of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as Indemnitee would have with respect to such constituent company if its separate existence had continued.

(e) “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(f) “Exchange Act” means the United States Securities Exchange Act of 1934, as hereafter amended from time to time.

(g) “Expense Advance” means a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of, or final judgment in, any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.

(h) “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be; and (iii) for purposes of Section 13(e) only, Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(i) “Indemnification Event” means any event or occurrence by reason of the fact that Indemnitee is or was a director, trustee, partner, managing member, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, trustee, partner, managing member, officer, employee, agent or fiduciary of another company, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(j) “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements); or (ii) any other party to the Claim giving rise to a claim for indemnification under this Agreement, within the last three (3) years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Memorandum and Articles” means the Company’s Memorandum and Articles of Association as currently in effect, as hereafter amended or amended and restated from time to time.

(l) Reference to “other enterprises” includes employee benefit plans; reference to “fines” includes any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and reference to “serving at the request of the Company” includes any service as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, trustee, partner, managing member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(m) “Reviewing Party” means, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations under this Agreement and under applicable law, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

(n) “Section” refers to a section of this Agreement unless otherwise indicated.

(o) “Securities Act” means the United States Securities Act of 1933, as hereafter amended from time to time.

(p) “Third-Party Indemnitor” means any person or entity that has provided or may in the future provide to Indemnitee any indemnification or Expense advancement rights and/or insurance benefits other than (i) the Company, and (ii) any entity or entities through which the Company maintains liability insurance applicable to Indemnitee.

(q) “Voting Securities” means any shares or other securities of the Company that vote generally in the election of directors.

2. Indemnification.

(a) Indemnification of Expenses.

(i) Subject to the provisions of Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by applicable law if Indemnitee was or is or becomes a party or potential party to or witness or other participant in, or is threatened to be made a party to or other participant in, any Claim (whether by reason of or arising in part out of an Indemnification Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by applicable law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Memorandum and Articles, or by statute, any other agreement, a vote of its shareholders or disinterested directors, or otherwise.

(ii) Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of an Indemnification Event, a witness or otherwise asked to participate in any aspect of a Claim to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

(b) Review of Indemnification Obligations.

(i) Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified under this Agreement under applicable law, (A) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party; and (B) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee (within thirty (30) days after the Indemnitee receives notice of such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified under this Agreement under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified under this Agreement under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee unless, until and only to the extent that a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and until such time, Indemnitee shall be entitled to receive interim payments of expenses pursuant to this Section 2. Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(ii) Subject to Section 2(b)(iii) below, if the Reviewing Party shall not have made a determination within forty-five (45) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or Indemnitee’s omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (B) a prohibition of such indemnification under applicable law; provided, however, that such forty-five (45) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Reviewing Party in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. In the event that the Reviewing Party extends the forty-five (45) day review period, the Company will provide written notice of such extension to the Indemnitee.

(iii) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Claim.

(c) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified under this Agreement in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected (i) by a majority vote of the directors of the Company who are not and were not a party to the Claim in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), even if less than a quorum of the Board; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even if less than a quorum of the Board; (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iv) if so directed by the Board, by the shareholders of the Company; and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s indemnification rights for Expenses under this Agreement or any other agreement or under the Memorandum and Articles, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified under this Agreement under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (A) the Company otherwise determines; or (B) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the fullest extent permitted by applicable law and to the extent that Indemnitee was a party to (or participant in) and has been successful on the merits or otherwise, in any Claim or in defense of any claim, issue or matter therein, in whole or in part, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by

Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(f) Contribution.

(i) To the fullest extent permitted by applicable law, if the indemnification rights provided for in this Agreement are for any reason whatsoever unavailable to an Indemnitee, then in lieu of indemnifying Indemnitee thereunder, the Company shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, including all interest, assessments and other charges incurred in connection with or in respect of such Expenses (i) in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and its directors, officers, employees and agents, other than Indemnitee, on the one hand, and of the Indemnitee alone, on the other hand, in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. In connection with any registration of the Company’s shares or other securities under any securities laws (including, without limitation, under the Securities Act or the Exchange Act), the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the relevant registered offering(s) (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the applicable prospectus, bear to the aggregate public offering price of the shares or other securities so offered. The relative fault of the Company and its directors, officers, employees and agents, other than Indemnitee, on the one hand, and of the Indemnitee alone, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or its directors, officers, employees and agents, other than Indemnitee, or supplied by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s shares and/or other securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(f) in excess of the net proceeds received by Indemnitee from Indemnitee’s sale of shares or other securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

3. Expense Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall make Expense Advances, to the extent not prohibited by applicable law, to an Indemnitee in connection with any Claim (or any part of any Claim) not initiated by Indemnitee, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Claim. Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 13(e), advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 3 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10.

4. Procedures for Indemnification and Expense Advances.

(a) Timing of Payments. All payments of Expenses by the Company to Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by applicable law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be paid in accordance with Section 3 of this Agreement. If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification or Expense Advances will or could be sought under this Agreement. Notice to the Company shall be directed to the President or Chief Executive Officer or other appropriate officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee) and shall include a summary description of the nature of the Claim and the facts underlying the Claim, in each case to the extent reasonably known to and understood by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to

Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Claim. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. The failure by Indemnitee to notify the Company under this Agreement will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity under this Agreement) that such failure or delay materially prejudices the Company.

(c) Presumptions and Effect of Certain Proceedings.

(i) In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4 of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof and burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii) The termination of any Claim or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Claim, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(iii) An Indemnitee that is a director of the Company shall, to the fullest extent permitted by applicable law, be presumed to have acted in good faith and, when exercising his or her powers or performing his or her duties as a director, be entitled to rely upon the Company’s register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by (A) an employee of the Company whom the Indemnitee believes on reasonable grounds to be reliable and competent in relation to the matters concerned; (B) a professional adviser or expert in relation to matters which the Indemnitee believes on reasonable grounds to be within the person’s professional or expert competence; and (C) any other director, or committee of directors upon which the Indemnitee did not serve, in relation to matters within the director’s or committee’s designated authority; provided, however, that an Indemnitee shall not benefit from such reliance unless the Indemnitee (x) acts in good faith; (y) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (z) has no knowledge that his or her reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted. The provisions of this Section 4(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 4(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(iv) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective insurance policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under this Agreement to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company; (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances under this Agreement. Subject to the preceding terms and other terms of this Agreement, the Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any Claim against Indemnitee without the consent of Indemnitee, so long as the terms of such settlement include either: (x) a full release of Indemnitee by the claimant from all liabilities or potential liabilities under such Claim; or (y) in the event such full release is not obtained, the terms of such settlement do not limit any indemnification right Indemnitee may now, or hereafter, be entitled to under this Agreement, the

Memorandum and Articles, any other agreement, or by statute, a vote of shareholders or disinterested directors, the BVI Companies Act or otherwise. Notwithstanding the foregoing, the Company shall not settle any Claim in any manner that would impose any Expenses on Indemnitee without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld.

5. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Memorandum and Articles or by statute, any other agreement, a vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and to receive Expense Advances as provided by this Agreement shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may be entitled at any time. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a British Virgin Islands incorporated company to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a British Virgin Islands incorporated company to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such applicable law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement except as set forth in Section 10(a) hereof.

(b) Nonexclusivity. The indemnification rights and the payment of Expense Advances provided by this Agreement shall be cumulative and in addition to any rights to which Indemnitee may be entitled under the Memorandum and Articles, any other agreement, or by statute, a vote of shareholders or disinterested directors, the BVI Companies Act or otherwise. The indemnification rights and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Memorandum and Articles or otherwise) of the amounts otherwise payable under this Agreement, except as provided in Section 18 below.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, applicable law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification rights to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

10. Exceptions. Notwithstanding any other provision of this Agreement:

(a) Excluded Action or Omissions. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification to Indemnitee, Indemnitee shall be entitled under Section 3 to receive Expense Advances under this Agreement with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross-claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification or Expense Advances right under this Agreement or any other agreement or insurance policy or under the Memorandum and Articles relating to Claims for Indemnification Events; or (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification right, Expense Advances or insurance recovery, as the case may be.

(c) Claims Under Section 16(b) or Sarbanes-Oxley Act. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for expenses and the payment of profits arising from (i) the purchase and sale by Indemnitee of shares or other securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute, to the extent Section 16(b) of the Exchange Act or any similar successor statute is or becomes applicable to the Company; or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of shares or other securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of shares or other securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that notwithstanding any limitation set forth in this Section 10(c) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated such statute.

11. Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request. The Company and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of this Agreement.

13. Remedies of Indemnitee.

(a) Subject to Section 2(b)(iii), in the event that (i) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) Expense Advances are not timely made pursuant to Section 3 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to the provisions of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to Sections 2(a)(i), 2(e) or 7, of this Agreement within ten (10) days after receipt by the Company of a written request therefor; (v) payment of indemnification pursuant to the provisions of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification by a Reviewing Party; or (vi) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee under this Agreement, Indemnitee shall be entitled to an adjudication by a court regarding Indemnitee’s entitlement to such indemnification or Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first becomes aware or reasonably should be aware that Indemnitee has the right to commence such proceeding pursuant to this Section 13(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence that Indemnitee is not entitled to indemnification or Expense Advances, as the case may be.

(c) If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a determination by a court that such indemnification is prohibited under applicable law.

(d) The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee under this Agreement. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances under this Agreement with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances with respect to such action.

14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) three calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one business day after the business day of deposit with an overnight courier, freight prepaid; or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with a copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer) or at such other address as such party may designate by ten calendar days’ advance written notice to the other party hereto.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

18. Primacy of Indemnification; Subrogation.

(a) The Company hereby acknowledges that Indemnitee has or may in the future have certain indemnification or Expense advancement rights and/or insurance provided by one or more Third-Party Indemnitors. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Third-Party Indemnitors to advance Expenses or to provide indemnification or insurance for the same Expenses incurred by Indemnitee are secondary); (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, to the extent legally permitted and as required or permitted by the Memorandum and Articles (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Third-Party Indemnitors; and (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any Claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third-Party Indemnitors shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

(b) Except as provided in Section 18(a) above, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any insurance policy purchased by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee; (ii) any Third-Party Indemnitor; or (iii) any insurance policy purchased or maintained by Indemnitee or any Third-Party Indemnitor.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto; provided, however, that this Agreement is a supplement to and in furtherance of the Memorandum and Articles, any directors and officers insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

22. Additional Acts. If, for the validation of any of the provisions in this Agreement, any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be effected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the effective date set forth above.

IROKO PHARMACEUTICALS INC.

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY:

INDEMNITEE

[ ]

Address:

Telephone:
Facsimile:
Email:

IROKO PHARMACEUTICALS INC.

INDEMNIFICATION AGREEMENT

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